Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Heather Cunningham	Tina Moore, Director, Investor Relations
Goldleaf Financial Solutions, Inc.	Goldleaf Financial Solutions, Inc.
813.374.6362	770.752.6460
media@goldleaf.com	tina.moore@goldleaf.com

Goldleaf Reports First Quarter Results

ATLANTA, May 14, 2009 — Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three month period ended March 31, 2009.

Revenue for the first quarter ended March 31, 2009, totaled $18.3 million, as compared to $19.2 million or a 4.4% decline over the same period last year.  Operating loss totaled $1.4 million for the first quarter of 2009 compared to operating income of $17 thousand for the first quarter of 2008.  Net loss available to common stockholders totaled $2.0 million, or $(0.11) per share, in the first quarter of 2009, versus net loss available to common stockholders of $0.5 million, or $(0.03) per share, in the first quarter of 2008.

EBITDAS is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense. EBITDAS totaled $0.7 million for the three-month period of 2009, which compares to $2.4 million for the same period of 2008.  Including the restructuring charges related to the core and teller software sale to Integrated Bank Technology and foreign exchange losses, adjusted EBITDAS for the three-month period ended March 31, 2009 would have been $1.1 million as compared to $3.4 million for the same period of 2008. See Attachment A for a reconciliation of GAAP and non-GAAP results.

Goldleaf CEO Lynn Boggs commented, “While we continue to operate in a challenging environment, our payments business continues to expand and experience double-digit growth quarter over quarter on a GAAP basis.  We anticipate additional growth in this business line throughout 2009, which we expect will provide strong cash flow.  However, the ongoing economic crisis continues to negatively impact the lending side of our business.  We anticipate this impact to last throughout the second quarter.”

“We believe our company’s sales pipeline is strong and once the economic headwinds subside, we would expect business to increase due to pent-up demand.  While we recognize that we need to maintain our ability to serve our customers, we have implemented and are continuing to implement a number of expense reduction initiatives where appropriate.  We expect these initiatives will have a meaningful impact on our second half 2009 results while leaving us in a position to capitalize on increased financial institution spending once the economy turns the corner.  We remain confident in our exceptional suite of products and services, as well as the ability of our employee base to succeed in meeting the needs of our clients.”

Goldleaf will be hosting a conference call to discuss its 2009 first-quarter results this afternoon at 5:00 p.m. Eastern Time.  The live broadcast of Goldleaf’s fourth-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com.  An online replay will be available using the same links.

About Goldleaf Financial Solutions, Inc.

Goldleaf Financial Solutions, Inc. offers a strategic suite of integrated technology and payment processing solutions to global financial institutions of all sizes. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology.  For more information about Goldleaf and its solutions, please visit the company at www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements.  These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans.  These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009.  The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance.  The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
(in thousands, except per share data)	2009	2008
	(unaudited)

Revenues:
Financial institution services	$15,037	$16,369
Retail inventory management services	1,612	1,977
Other products and services	1,697	849
Total revenues	18,346	19,195

Cost of revenues:
Financial institution services	4,385	3,740
Retail inventory management services	211	230
Other products and services	1,244	496
Gross profit	12,506	14,729

Operating Expenses:
General and administrative	5,680	6,270
Selling and marketing	4,823	5,383
Research and development	2,150	1,855
Amortization	965	1,187
Other operating expenses	333	17
Total operating expenses	13,951	14,712

Operating income (loss)	(1,445)	17

Interest expense, net	540	919

Loss before income taxes	(1,985)	(902)

Income tax provision (benefit)	29	(389)

Net loss	$(2,014)	$(513)

Loss per share:
Basic	$(0.11)	$(0.03)
Diluted	$(0.11)	$(0.03)

CONSOLIDATED BALANCE SHEET HIGHLIGHTS:

March 31, 2009 and December 31, 2008

	March 31,	December 31,
(in thousands)	2009	2008
	(unaudited)

Cash and cash equivalent	$2,653	$5,292
Working capital (deficit)	$(49,891)	$(4,646)
Total assets	$87,973	$95,871
Long-term liabilities	$7,859	$52,210
Stockholders’ equity	$13,491	$15,196

ATTACHMENT A

RECONCILIATION OF REPORTED NET INCOMES (LOSS) TO EBITDAS

EBITDAS is a non-GAAP financial measure. EBITDAS is defined by the Company as GAAP net income (loss) plus interest expense, income taxes, depreciation, amortization, and stock compensation expense less interest earned.  We have provided EBITDAS because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results.  Our management uses EBITDAS:

•                  as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•                  for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);

•                  to allocate resources to enhance the financial performance of our business;

•                  to evaluate the effectiveness of our operational strategies; and

•                  to evaluate our capacity to fund capital expenditures and expand our business.

Other companies may calculate EBITDAS differently than we do. In addition, EBITDAS:

•                  does not represent net income or cash flows from operating activities as defined by GAAP;

•                  is not necessarily indicative of cash available to fund our cash flow needs; and

•                  should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.

The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company also provides information related to non-GAAP financial measurements such as EBITDAS and adjusted EBITDAS, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDAS and adjusted EBITDAS and quantifies all other adjustments to GAAP measurements. The Company provides EBITDAS information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.

ATTACHMENT A

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
(in thousands, except per share data)	2009	2008

Net income (loss)	$(2,014)	$(513)
Add back (deduct):
Interest expense, net	540	919
Provision (benefit) for income taxes	29	(389)
Depreciation and amortization	1,843	2,217
Non-cash stock based compensation	309	167

EBITDAS	707	2,401

Add back unusual, infrequent charges and pro-forma adjustments:

Deferred revenue - post acquisition CBS and DataTrade		173

Alogent revenue in January 2008 prior to acquisition		1,305

Alogent expense in January 2008 prior to acquisition		(885)

Foreign Exchange Loss	31

Alogent transaction related one-time expenses		407

Restructuring charges related to core and teller software sale to IBT	312

Adjusted EBITDAS	$1,050	$3,401